                                                                    EXHIBIT 99.3


                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

   Our unaudited pro forma condensed consolidated balanced sheet as of December 31, 2000 gives effect to the purchase of Classic Resources, Inc. ("Classic") as if it had occurred on that date. Classic was acquired on January 30, 2001 for approximately $53.5 million. Our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 gives effect to the acquisition by 3TEC of the CWR Properties and Classic (the "Purchases") as if they occurred January 1, 2000. The columns headed "CWR Properties" and "Classic Resources" in the Unaudited Pro Forma Condensed Consolidated Statement of Operations give effect to the revenues and expenses of the respective acquisitions for the periods they were not included in our historical financial statements. The CWR Properties were acquired effective
June 1, 2000. There are no adjustments at December 31, 2000 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet related to the CWR Properties, as the effect of the acquisition is already included in the Company's balance sheet. The Purchases were accounted for by 3TEC using the purchase method of accounting.

   The following unaudited pro forma financial data have been included as required by the rules of the SEC and are provided for comparative purposes only. The unaudited pro forma financial data presented are based upon the historical consolidated financial statements of 3TEC and Classic and the historical statements of revenues and direct operating expenses of the CWR Properties and should be read in conjunction with such financial statements and related notes thereto included in this report.

   The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data are not necessarily indicative of the financial results that would have occurred had the Purchases been effective on and as of the date indicated and should not be viewed as indicative of operations in future periods.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2000

                                                          3TEC              CLASSIC            PRO FORMA         PRO FORMA
                                                      CONSOLIDATED         RESOURCES          ADJUSTMENTS       CONSOLIDATED
                                                    --------------        -------------     ---------------    ---------------
Current Assets
     Cash and cash equivalents                      $    4,436,497        $   2,360,193      $  (503,065)(f)   $  6,293,625
     Accounts receivable                                26,137,738            4,449,852                -         30,587,590
     Other current assets                                5,389,848                  456                -          5,390,304
                                                    --------------        -------------      -----------       ------------
                    Total current assets                35,964,083            6,810,501      $  (503,065)        42,271,519

Properties and Equipment, at cost:
     Oil and gas properties, successful efforts
     method                                            270,277,796           25,099,176       55,806,721 (e)    351,183,693
     Other property and equipment                        2,030,310               50,978          (50,973)(e)      2,030,310

Accumulated depreciation, depletion &
 amortization                                          (56,170,333)          (3,847,537)       3,847,537 (e)    (56,170,333)
                                                    --------------        -------------     ------------       ------------
                    Net Properties and Equipment       216,137,773           21,302,617       59,603,280        297,043,670

Other assets                                             2,662,201              286,317         (286,317)(e)      2,662,201
                                                    --------------        -------------     ------------       ------------
     Total assets                                   $  254,764,057        $  28,399,455     $(58,813,898)      $341,977,390
                                                    ==============        =============     ============       ============


Current liabilities
     Accounts payable                                   10,746,140            4,999,210                -         15,745,350
     Accrued liabilities                                 2,191,826                    -                -          2,191,826
     Series C Preferred stock redemption                 2,855,521                    -                -          2,855,521
     Income taxes payable                                4,461,928                    -                -          4,461,928
     Other current liabilities                             467,152                    -        1,500,000(e)       1,967,152
                                                    --------------        -------------       ----------       ------------
                    Total current liabilities           20,722,567            6,499,210                -         27,221,777

Long-term debt                                          63,000,000              503,065       52,996,935 (e)(f) 116,500,000
Senior subordinated notes                               13,223,844                    -                -         13,223,844
Deferred income taxes                                    6,770,981            2,582,155       24,631,968 (e)     33,985,104
Other liabilities                                           58,424                    -                -             58,424
Minority interest                                        1,393,578                    -                -          1,393,578

Stockholders' equity
     Preferred stock, $.02 par value,
     20,000,000 shares authorized 266,667
     designated Series B, 2,300,000 shares
     designated Series C and 725,167 shares
     designated Series D, none other
     designated                                                  -                                                       -
     Convertible preferred stock Series B,
     $7.50 stated value, 266,667 shares
     issued and outstanding. $2,000,000
     aggregate liquidation preference                    3,627,000                                                3,627,000
     Convertible preferred stock Series D, 5%
     $24.00 stated value, 621,930 shares
     issued and outstanding at December 31,
     2000, $14,926,320 aggregate liquidation
     preference.                                         7,571,553                                                7,571,553
     Common stock, $.02 par value, 60,000,000
     shares authorized, 14,687,906
     shares issued at December 31, 2000                    293,758                    -                -            293,758
     Common stock, $.01 par value, 10,000,000
     authorized, 1,526,000 shares outstanding
     at December 31, 2000                                        -               15,260          (15,260)(g)              -
     Additional paid-in capital                        136,382,775           20,117,624      (20,117,624)(g)    136,382,775
     Retained earnings                                   2,768,417              182,121         (182,121)(g)      2,768,417
     Treasury stock                                     (1,048,840)                   -                -         (1,048,840)
                                                    --------------        -------------      -----------       ------------
                    Total stockholders' equity         149,594,663           20,315,005                -        149,594,663
                                                    --------------        -------------      -----------       ------------
     Total liabilities and stockholders' equity     $  254,764,057        $  28,339,435      $58,813,898       $341,977,390
                                                    ==============        =============      ===========       ============


See accompanying notes to unaudited pro forma condensed consolidated financial data.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the Year Ended December 31, 2000

                                                                                         CWR           CLASSIC
                                              3TEC        PROPERTIES     CLASSIC      PRO FORMA       PRO FORMA       PRO FORMA
                                           CONSOLIDATED     OF CWR      RESOURCES    ADJUSTMENTS     ADJUSTMENTS     CONSOLIDATED
                                           ------------   ----------   -----------   -----------    --------------   -------------
REVENUES:
  Oil and gas sales and
    plant income                           $103,210,199   $4,891,080   $11,079,080*  $         -    $         -      $119,180,359
  Gain on sale of properties                    800,338            -       633,743             -              -         1,434,081
  Other                                         812,616            -       293,618*            -              -         1,106,234
                                           ------------   ----------   -----------   -----------    -----------      ------------
     Total Revenues                         104,823,153    4,891,080    12,006,441             -              -       121,720,674

EXPENSES:
  Lease operations                           15,326,014      876,490     1,031,499             -              -        17,234,003
  Production, severance and
    ad valorem                                6,691,508            -       542,558             -              -         7,234,066
  Gathering, transportation
    and other                                 2,223,396            -       166,058*            -              -         2,389,454
  Geological and geophysical                    666,089            -             -             -              -           666,089
  Dry hole and impairment                        29,261            -     1,665,664             -              -         1,694,925
  General and administrative                  6,141,297            -       850,184       190,000(a)           -         7,181,481
  Non-cash compensation expense                       -            -     4,869,884             -              -         4,869,884
  Interest                                    7,555,529            -        26,917     1,764,967(b)   4,403,534 (b)    13,750,947
  Depreciation, depletion and
    amortization                             19,779,218            -     2,190,203     1,347,560(c)   3,357,036 (c)    26,674,017
                                           ------------   ----------   -----------   -----------    -----------      ------------
     Total expenses                          58,412,312      876,490    11,342,967     3,302,527      7,760,570        81,694,866
                                           ------------   ----------   -----------   -----------    -----------      ------------
Income (loss) before inc taxes
   & minority interest                       46,410,841    4,014,590       663,474    (3,302,527)    (7,760,570)       40,025,808
                                           ------------   ----------   -----------   -----------    -----------      ------------
Minority interest                              (304,534)           -             -             -                         (304,534)
Income tax provision                        (14,442,267)           -    (1,881,342)     (223,018)(d)  2,578,904 (d)    13,967,723
                                           ------------   ----------   -----------   -----------    -----------      ------------
  Net income (loss)                          31,664,040    4,014,590    (1,217,868)   (3,525,545)    (5,181,665)       25,753,552
                                           ------------   ----------   -----------   -----------    -----------      ------------
Dividends to preferred
   shareholders                               1,487,561            -             -             -              -         1,487,561
                                           ------------   ----------   -----------   -----------    -----------      ------------
Net income (loss) attributable
   to common shareholders                   $30,176,479   $4,014,590   $(1,217,868)  $(3,525,545)   $(5,181,665)     $ 24,265,991
                                           ============   ==========   ===========   ===========    ===========      ============
Net income (loss) per common
   share (basic)                            $      2.91                                                              $       2.34
                                           ------------                                                              ------------
Weighted average common shares
   outstanding (basic)                       10,382,836                                                                10,382,836
                                           ------------                                                              ------------

* Incorporates reclassifications made to conform to 3TEC presentation.

See accompanying notes to unaudited pro forma condensed consolidated financial data.

      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The unaudited pro forma financial data has been prepared to give effect to the acquisition by 3TEC of the CWR Properties and Classic Resources, Inc. The columns headed "CWR Properties" and "Classic Resources" in the Unaudited Pro Forma Condensed Consolidated Statement of Operations give effect to the revenues and direct operating expenses of the respective acquisitions for the periods they were not included in our historical financial statements. There are no adjustments at December 31, 2000 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet related to the CWR Properties, as the effect of this acquisition is already included in the Company's balance sheet. The unaudited pro forma condensed consolidated statements are not necessarily indicative of the results of our future operations.

(a) To record additional general and administrative expenses relating to additional costs anticipated to be incurred related to the acquisition of the CWR Properties.

(b) To record the net change in interest expense (at 8.28% for Classic and 8.15% for the CWR Properties) as a result of the increased borrowings under the Company's credit facility.

(c) To adjust depreciation, depletion and amortization expense to give effect to the purchase price allocated to the CWR Properties and to Classic Resources using the unit of production method under the successful effort method of accounting.

(d) To record income tax expense on the pro forma adjustments based on 3TEC's effective tax rate.

(e) To record the acquisition of Classic Resources and related assets, liabilities and borrowings under our credit facility, at fair market value.

(f) To record the pay down of the existing bank debt of Classic Resources at the closing of the acquisition.

(g) Reflects the elimination of the historical equity of Classic in applying the purchase price.